                                                                    EXHIBIT 10.5

LEASE AGREEMENT - FRANKLIN, MA

                               EXHIBIT 1, SHEET 1
                           109 Constitution Boulevard
                            FRANKLIN INDUSTRIAL PARK
                            Franklin, Massachusetts

EXECUTION DATE:    August 11, 2000

TENANT:            SMTC MANUFACTURING CORPORATION OF
                   MASSACHUSETTS, a Massachusetts corporation

MAILING ADDRESS:   SMTC CORPORATION
                   635 Hood Road
                   Markham, Ontario, Canada L3R 4N6
                   Attention: Richard Smith, Chief Financial Officer

                   with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, Massachusetts 02110
                   Attention: Walter R. McCabe, III

LANDLORD:          LINCOLN-FRANKLIN LLC, a Delaware limited liability company

MAILING ADDRESS:   c/o Lincoln Property Company

                   101 Arch Street
                   Suite 650
                   Boston, Massachusetts 02110
                   Attention: Sean V. Chrisom

                   with a copy to:

                   Goulston & Storrs, P.C.
                   400 Atlantic Avenue
                   Boston, Massachusetts 02110
                   Attention: Raymond Kwasnick, Esq.

COMPLEX: The land, buildings and other improvements thereon, from time to time, located off Constitution Boulevard in the City of Franklin, Middlesex County, Commonwealth of Massachusetts known as Franklin Industrial Park. The Complex is initially substantially as shown on Exhibit 3-1, and the legal description of the Complex is set forth on Exhibit 3; however, the Complex may change from time to time as set forth herein.

                               EXHIBIT 1, SHEET 2
                                Building No. 109
                            FRANKLIN INDUSTRIAL PARK
                            Franklin, Massachusetts

             Tenant: SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS
                         Execution Date: August 11, 2000


BUILDING:          109 Constitution Boulevard, Franklin, Massachusetts

PREMISES:          Area on the first floor of the Building, substantially as
                   shown on Lease Plan, Exhibit 2

Art. 3.1           TERM COMMENCE DATE:

                   The date that this Lease is executed and delivered by both parties.

                   RENT COMMENCEMENT DATE:

                   The earlier of (i) the Outside Rent Commencement Date, as hereinafter defined, or (ii) the date Tenant commences to use any portion of the premises for business purposes.

                   OUTSIDE RENT COMMENCEMENT DATE:

                   October 1, 2000, provided however, that if the Landlord's Work Necessary to Trigger Rent commencement Date is not deemed to be Substantially Complete, as defined in Article 4.3, as of such date, then the Outside Rent Commencement Date shall be the date as of which the Landlord's Work Necessary to Trigger Rent Commencement Date is deemed to be Substantially Complete as aforesaid.

Art.3.2            TERMINATION DATE:
                   Seven (7) years after the Rent Commencement Date, or such later date to which the term of this Lease may be executed by Tenant pursuant to the terms of Paragraph 2 of the Rider to Lease.

Art.5              PERMITTED USE:
                   Warehousing, light manufacturing, fabrication, finishing, prototype circuit-board assembly, wet paint and powder coat finishing, electro/mechanical assembly uses and ancillary office and storage uses.

Art.6              YEARLY RENT:

                   RENT YEAR:         Each twelve month period during the term
                                      of this Lease commencing as of the Rent
                                      Commencement Date, or as of any
                                      anniversary of the Rent Commencement Date.

                               EXHIBIT 1, SHEET 3
                                Building No. 109
                            FRANKLIN INDUSTRIAL PARK
                            Franklin, Massachusetts

             Tenant: SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS
                         Execution Date: August 11, 2000


                   YEARLY RENT

                   RENT YEAR             YEARLY RENT             MONTHLY PAYMENT

                   1-3                   $864,000.00               $72,000.00
                   4                     $900,000.00               $75,000.00
                   5-7                   $936,000.00               $78,000.00


Art. 7             TOTAL RENTABLE AREA OF THE PREMISES: 144,000 square feet

                   TOTAL RENTABLE AREA OF THE BUILDING: 192,000 square feet

                   INITIAL TOTAL RENTABLE AREA OF THE COMPLEX: 384,000 square feet


Art. 9             TENANT'S PROPORTIONATE SHARE:

                   TENANT'S PROPORTIONATE COMPLEX SHARE shall be a fraction, the numerator of which shall be the Total Rentable Area of the Premises, and the denominator of which shall be the total rented area of the Complex, as it may change from time to time, but in no event shall the denominator be less then ninety-five percent (95%) of the Total Rentable Area of the Complex.

                   TENANT'S PROPORTIONATE BUILDING SHARE: shall be a fraction, the numerator of which shall be the Total Rentable Area of the Premises, and the denominator of which shall be the total rented area of the Building, as it may change from time to time, but in no event shall the denominator be less than ninety-five percent (95%) of the Total Rentable Area of the Building.

                               EXHIBIT 1, SHEET 4
                                Building No. 109
                            FRANKLIN INDUSTRIAL PARK
                            Franklin, Massachusetts

             Tenant: SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS
                         Execution Date: August 11, 2000


Art. 29.3          BROKER:          Cushman & Wakefield

Art. 29.5          ARBITRATION:     Superior Court, Middlesex County

                   EXHIBIT DATE:    Lease Plan, Exhibit 2, dated August 11, 2000


Rider,
Paragraph 1:       SECURITY DEPOSIT: $450,000.00, subject to the reduction
                   pursuant to the terms of Paragraph 1 of the Rider to Lease

LANDLORD:                                    TENANT:
LINCOLN-FRANKLIN, LLC                        SMTC MANUFACTURING
                                             CORPORATION OF MASSACHUSETTS

By:      Lincoln Investors Group 2, Inc.     By:
Its:     Managing Member                     Its:

By: /s/ WILLIAM M. HICKEY                    By: /s/ THOMAS HARRINGTON
    ------------------------------               ------------------------------
Name: William M. Hickey                      Name: Thomas Harrington
Its:  Vice President                         Title: President
      Hereunto Duly Authorized               Hereunto Duly Authorized

Date Signed: August 23, 2000                 Date Signed: August 16, 2000

                               EXHIBIT 1, SHEET 5
                                Building No. 109
                            FRANKLIN INDUSTRIAL PARK
                            Franklin, Massachusetts

             Tenant: SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS
                         Execution Date: August 11, 2000

1.       REFERENCE DATA..................................................     1

2.       DESCRIPTION OF PREMISES.........................................     1
         2.1      Demised Premises.......................................     1
         2.2      Appurtenant Rights ....................................     1
         2.3      Exclusions and Reservations............................     2

3.       TERM OF LEASE...................................................     2
         3.1      Definitions............................................     2
         3.2      Habendum...............................................     2
         3.3      Declaration Fixing Term Commencement Date..............     2

4.       READINESS FOR OCCUPANCY - ENTRY BY TENANT
         PRIOR TO TERM COMMENCEMENT DATE.................................     2
         4.0      "As Is" Condition......................................     3
         4.1      Definition of Landlord's Work..........................     3
         4.2      Performance of Landlord's Work.........................     3
         4.3      Substantial Completion of Landlord's Work..............     3
         4.4      Tenant's Self-Help Right...............................     4
         4.5      Tenant's Work..........................................     4
         4.6      Cooperation of Contractors.............................     5
         4.7      Landlord's Contribution................................     5
         4.8      Tenant Delay - Addition Cost...........................     7
         4.9      Conclusiveness of Landlord's Performance...............     7
         4.10     Tenant Payments of Construction Cost...................     8
         4.11     Disputes...............................................     8

5.       USE OF PREMISES.................................................     8
         5.1      Permitted Use..........................................     8
         5.2      Prohibited Uses........................................     9
         5.3      Licensed and Permits...................................     9
         5.4      Landlord's Recapture Right Upon Vacancy................     9

6.       RENT............................................................    10

7.       RENTABLE AREA...................................................    10

8.       SERVICES FURNISHED BY LANDLORD..................................    10
         8.1      Electric Current.......................................    11
         8.2      Utilities..............................................    12
         8.3      Repairs................................................    12
         8.4      Interruption or Curtailment of Services................    12
         8.5      Energy Conservation....................................    12

9.       ESCALATION......................................................    13
         9.1      Definitions............................................    13

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         9.2      Tax Excess.............................................    20
         9.3      Tenant's Operating Expenses............................    21
         9.4      Part Years.............................................    22
         9.5      Effect of Taking.......................................    22
         9.6      Survival...............................................    22

10.      CHANGES OR ALTERATIONS BY LANDLORD..............................    22

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY
         TENANT..........................................................    23

12.      ALTERATIONS AND IMPROVEMENTS - REMOVAL BY
         TENANT..........................................................    24

13.      TENANT'S CONTRACTORS - MECHANIC'S AND OTHER LIENS -
         STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE
         WITH LAWS.......................................................    26

14.      REPAIRS BY TENANT - FLOOR LOAD..................................    28
         14.1     Repairs by Tenant......................................    28
         14.2     Floor Load - Heavy Machinery...........................    29

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND
         EXCULPATION.....................................................    29
         15.1     General Liability Insurance............................    29
         15.2     Certificates of Insurance..............................    30
         15.3     General................................................    30
         15.4     Property of Tenant.....................................    31
         15.5     Bursting of Pipes, etc.................................    31
         15.6     Repairs and Alterations - No Diminution of Rental
                  Value..................................................    31
         15.7     Landlord Indemnity of Tenant...........................    33

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING...........................    33

17.      MISCELLANEOUS COVENANTS.........................................    37
         17.1     Rules and Regulations..................................    37
         17.2     Access to Premises - Shoring...........................    38
         17.3     Accidents to Sanitary and Other Systems................    39
         17.4     Signs, Blinds and Drapes...............................    39
         17.5     Estoppel Certificate...................................    39
         17.6     Prohibited Materials and Property......................    40
         17.7     Requirements of Law - Fines and Penalties..............    41
         17.8     Tenant's Acts - Effect on Insurance....................    42
         17.9     Miscellaneous..........................................    42

18.      DAMAGE BY FIRE, ETC.............................................    42
         18.1     Landlord Casualty Insurance............................    43

         18.2     Repair of Damage Caused by Casualty....................    43
         18.3     Landlord's Termination Rights..........................    44
         18.4     Tenant's Termination Rights............................    44
         18.5     General Provisions Relation to Any Casualty
                  Termination............................................    45

19.      WAIVER OF SUBROGATION...........................................    46

20.      CONDEMNATION - EMINENT DOMAIN...................................    46

21.      DEFAULT.........................................................    48
         21.1     Condition of Limitation - Re-entry - Termination.......    48
         21.2     Intentionally Omitted..................................    49
         21.3     Damages - Termination..................................    49
         21.4     Fees and Expenses......................................    50
         21.5     Waiver of Redemption...................................    51
         21.6     Landlord's Remedies Not Exclusive......................    51
         21.7     Grace Period...........................................    51

22.      END OF TERM - ABANDONED PROPERTY................................    52

23.      SUBORDINATION...................................................    53

24.      QUIET ENJOYMENT.................................................    56

25.      ENTIRE AGREEMENT - WAIVER - SURRENDER...........................    56
         25.1     Entire Agreement.......................................    56
         25.2     Waiver by Landlord.....................................    57
         25.3     Surrender..............................................    57

26.      INABILITY TO PERFORM - EXCULPATORY CLAUSE.......................    57

27.      BILLS AND NOTICES...............................................    59

28.      PARTIES BOUND - SEIZIN OF TITLE.................................    59

29.      MISCELLANEOUS...................................................    60
         29.1     Separability...........................................    60
         29.2     Captions, etc..........................................    60
         29.3     Broker.................................................    60
         29.4     Modifications..........................................    61
         29.5     Arbitration............................................    61
         29.6     Governing Law..........................................    61
         29.7     Assignment of Rents....................................    61
         29.8     Representation of Authority............................    62
         29.9     Expenses Incurred by Landlord Upon Tenant Requests.....    62
         29.10    Survival...............................................    62

         29.11    Tenant's Right to Contest..............................    62
         29.12    Recordation............................................    62

EXHIBITS

         Exhibit 2         Lease Plan
         Exhibit 3         Legal Description of Complex
         Exhibit 3-1       Plan of Complex
         Exhibit 4         Landlord's Work
         Exhibit 4-1       Tenant's Work
         Exhibit 4-2 Letter Agreement RE: Tenant's Obligations to Pay Additional Costs
         Exhibit 5         Tenant's Permitted Signage
         Exhibit 6         Hazardous Materials Used in Tenant's Business
         Exhibit 7         Form of Letter of Credit

RIDER
GUARANTEE

         THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premise"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.       REFERENCE DATA

         Each reference in this Lease to any of the terms and title contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.       DESCRIPTION OF DEMISED PREMISES

         2.1 DEMISED PREMISES. The premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as part hereof.

         2.2   APPURTENANT RIGHTS.

         Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (i) the common lobbies, hallways, stairways and elevators of the Building, serving the premises in common with others, (ii) common walkways necessary for access to the Building,
(iii) if the premises included less than the entire rentable area of any floor, the common toilets and other common facilities of such floor, (iv) up to the number of parking spaces identified as "Tenant's Common Parking Spaces" on
Exhibit 3-1, in the common parking areas of the Complex, as the Complex may be modified by Landlord from time to time (but only in a manner that does not materially adversely affect Tenant's Parking rights, as hereinafter defined), for parking for Tenant's employees, agents, contractors, and invitees, on a first-come, first-served basis. In addition, subject to Rules and Regulations from time to time made by Landlord pursuant to Article 17.1, Tenant shall have the exclusive use of the Reserved Parking Area shown on Exhibit 3-1. The Reserved Parking Area shall be identified by a line in the parking lot in the location shown on Exhibit 3-1. Landlord shall have no obligation to police the use of the Reserved Parking Area. As used herein, "Tenant's Parking Rights" shall mean Tenant's common rights in and to Tenant's Common Parking Spaces and Tenant's exclusive rights in and to the Reserved Parking Area, collectively. Tenant shall have no appurtenant rights or easements, except those expressly contained in this Lease.

         2.3 EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the premises on the Lease Plan (Exhibit 2), terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, are expressly excluded from the premises and reserved to Landlord.

3.       TERM OF LEASE

         3.1 DEFINITIONS. As used in this Lease the words and terms which follow mean and include the following:

         (a) "Term Commencement Date" - The date on which the term of this Lease commences as stated in Exhibit 1.

         (b) "Rent Commencement Date" - The date on which Tenant's obligations to pay Yearly Rent, Tenant's Taxes, and Tenant's Operating Costs commences as stated on Exhibit 1.

         3.2 HABENDUM. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall, at the option of Landlord, be deemed to be the last day of the calendar month in which said Termination Date occurs.

         3.3 DECLARATION FIXING TERM COMMENCEMENT DATE AND RENT COMMENCEMENT DATE. As soon as maybe after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in -recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date, the Rent Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and should Tenant fail, without cause, to execute and deliver such instrument to Landlord within ten (10) days upon Landlord's request therefor, Tenant in such instance appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument.

4.       READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT
         DATE

         4.0 "AS-IS" CONDITION. Tenant acknowledges and agrees that it has had an opportunity to inspect the premises and that it is taking the premises "as-is", without any obligation on the part of Landlord to prepare or construct the premises for Tenant's occupancy, except for the performance of Landlord's Work, as defined on Exhibit 4. Tenant further acknowledges and agrees that, except as expressly set forth in this Lease, Landlord has made no representation as to the condition of the premises and that it is relying upon its own inspection of the premises in entering into this Lease.

         4.1 DEFINITION OF LANDLORD'S WORK. LANDLORD'S WORK CONSISTS OF: (i) Landlord's Work Necessary to Trigger Term Commencement Date, (ii) Landlord's Work Necessary to Trigger Rent Commencement Date, and (iii) landscaping, all as more particularly described and referenced on Exhibit 4.

         4.2 PERFORMANCE OF LANDLORD'S WORK. Subject to delay by causes beyond the reasonable control of Landlord or caused by Tenant Delays, as hereinafter defined, Landlord shall use reasonable speed and diligence to Substantially
Complete: (i) Landlord's Work Necessary to Trigger Rent Commencement Date by October 1, 2000, and (ii) the landscaping work when Landlord reasonably deems appropriate prior to the winter season in the year 2000. The failure of Landlord to Substantially Complete the Landlord's Work within the foregoing schedule shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease. Subject to Tenant's rights pursuant to Article 4.4, if Landlord's Work has not been deemed Substantially Completed on the Rent Commencement Date, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

         4.3   SUBSTANTIAL COMPLETION OF LANDLORD'S WORK.

         (a) The Landlord's Work Necessary to Trigger Rent Commencement Date shall be deemed to be "Substantially Complete" when (i) such portion of Landlord's Work is, in fact, complete except for Punch List Items (as hereinafter defined) and Landlord has removed all of its equipment used in connection with, and all debris caused by the performance of, Landlord's Work, provided however, if such portion of Landlord's Work is delayed as the result of Tenant Delays, as hereinafter defined, the Landlord's Work Necessary to Trigger Rent Commencement Date shall be deemed to be Substantially Complete on the date that such portion of Landlord's Work would have been Substantially Complete but for such Tenant Delays; and (ii) Landlord has obtained all consents, approvals, and "sign-offs" from governmental authorities with jurisdiction, indicating that Landlord's Work has been completed in accordance with all applicable legal requirements. Such consents, approvals and "sign-offs" shall be without any condition that would prevent or materially interfere with Tenant's performance of Tenant's Work (as hereinafter defined).

         (b) Tenant Delays. For the purposes hereof, "Tenant Delays" shall be defined as any delays in the performance of Landlord's Work to the extent caused by Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment; provided, however; that no period of time prior to the date Landlord notifies Tenant of a Tenant Delay shall be considered a period of Tenant Delay.

         (d) Landlord's Architect's Certificate of Substantial Completion. Landlord's architect's certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to this Article 4.3 shall be deemed conclusive of the statements therein contained and binding upon Tenant, unless, within seven (7) days after Tenant receives such certificate, Tenant gives Landlord written notice setting forth with specificity Tenant's objections thereto. Tenant shall have the right, at the time that Landlord has purportedly Substantially Completed any portion of Landlord's Work, to have its representative review such portion of Landlord's Work to the end of the parties mutually agreeing upon those items of minor or insubstantial details of construction or mechanical adjustment that will not materially interfered with the performance of Tenant's Work on Tenant's use of the Premises ("Punch List Items"), if any, of such portion of Landlord's Work which remain incomplete.

         (e) Completion of Punch List Items. Any of the Punch List Items not fully completed on the Rent Commencement Date shall thereafter be completed within thirty (30) days after the Rent Commencement Date, subject to causes beyond Landlord's reasonable control.

         4.4 TENANT'S SELF-HELP RIGHT. If the Landlord Work Necessary to Trigger Rent Commencement Date is not Substantially Complete on or before October 1, 2000, then Tenant shall have the right to complete any portion of the Landlord Work Necessary to Trigger Rent Commencement Date, by giving Landlord a written notice ("Self-Help Notice"). The Self-Help Notice shall set forth with specificity the remaining portions ("Incomplete Items") of the Landlord Work Necessary to Trigger Rent Commencement Date which remains incomplete. If Landlord fails to Substantially Complete any of the Incomplete Items identified in the Self-Help Notice within thirty (30) days of Landlord's receipt of the Self-Help Notice, then Tenant shall have the right to complete such Incomplete Items at Landlord's cost, provided however, that in no event shall Landlord be required to reimburse Tenant for any amount incurred by Tenant in excess of The Cost Cap for such Incomplete Item, as set forth on Exhibit 4. After Tenant has complete such Incomplete Item, Landlord shall, within thirty (30) days of billing therefore, together with evidence reasonably acceptable to Landlord of the costs so incurred by Tenant, pay to Tenant the amount due on account of such Incomplete Item. If Landlord fails timely to pay any amount due to Tenant pursuant to this Article 4.4, Tenant shall have the right to deduct such amount from future installments of Yearly Rent due under the Lease until Tenant is reimbursed in full, subject to said Cost Caps.

         4.5   TENANT'S WORK.

         (a) "Tenant's Work" shall be defined as the initial leasehold improvements to be performed by Tenant in order to prepare the premises for Tenant's occupancy. Tenant's Work shall be performed in accordance with the provisions of this Lease, including, without limitation, Articles 4, 12, and 13 hereof. Except for Landlord's Contribution, as set forth in Article 4.7, Tenant's Work shall be performed at Tenant's sole cost and expense.

         (b) "Required Tenant Work" shall be defined as that portion of the Tenant's Work consisting of the heating and air conditioning system described in Tenant's Plans referenced on Exhibit 4-1. Tenant shall, on or before December 15, 2000, substantially complete any portion of the Required Tenant Work relating to the heating system, and Tenant shall, on or before June 1, 2001, substantially complete the balance of the Required Tenant Work. Except for the Required Tenant Work, Tenant shall have no obligation to complete other portions of the Tenant Work.

         (c) Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "plans") necessary to perform Tenant's Work. Such plans shall be subject to the reasonable approval of Landlord's architect and engineers and shall comply with their requirements to avoid material conflicts with the design and function of the balance of the Building. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Tenant shall be solely responsible for all costs related to Tenant's plans.

         (d) Landlord acknowledges that it has approved the plans and specifications ("Tenant's Plans") referenced on Exhibit 4-1. Tenant shall complete final construction documents in respect of the Required Tenant Work after the execution of this Lease. Landlord shall, within five (5) business days of request therefor, respond to any request from Tenant for approval of Tenant's final construction documents in respect of any aspect of Tenant Work. If Tenant is ready to commence to the Tenant Work prior to the Outside Rent Commencement Date, and if Landlord fails to respond within said five business day period, as aforesaid, and if Tenant is actually delayed in the performance of Tenant Work as the result of such failure by Landlord, then the Outside Rent Commencement Date shall be extended one (1) day for each day the Landlord fails to respond beyond the initial five business day period.

         4.6 COOPERATION OF CONTRACTORS. Landlord and Tenant shall each take necessary reasonable measures to the end that its respective contractors shall cooperate in all ways with the other party's contractors to avoid any delay to the Landlord Work and the Tenant Work or conflict in any other way with the performance of such work.

         4.7   LANDLORD'S CONTRIBUTION.

         (a) Landlord's Contribution. Landlord shall, in the manner hereinafter set forth, provide to Tenant up to Three Hundred Fifty-Five Thousand Six Hundred Eighty Dollars and 00/1 00 ($355,680) [i.e. the sum of $252,000 towards the cost of the construction of offices within the premises, $36,000 as a credit on account of the cost of lighting which would otherwise have been included in Landlord's Work, plus $67,680 as a credit on account of the cost of heating equipment which would have been included in Landlord's Work] towards the cost of Tenant's Work.

         (b) Provided that Tenant is not in default, beyond the expiration of all applicable grace and cure periods, of its obligations under the Lease at the time that Tenant submits any requisition on account of Landlord's Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord.

         (c) For the purposes hereof, a "requisition" shall mean written documentation (including, without limitation, invoices from Tenant's contractor, written lien waivers and such other documentation as Landlord's mortgagee may reasonably request) showing in reasonable detail the costs of the improvements installed to date in the premises, accompanied by certifications from Tenant, Tenant's architect, and Tenant's contractor that the work performed to date has been performed in accordance with applicable laws and in accordance with Tenant's approved plans, and that the amount of the requisition in question does not exceed the amount of the work covered by such requisition. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

         (d)   Notwithstanding anything to the contrary herein contained:

         (i) Landlord shall have no obligation to advance funds on account of Landlord's Contribution unless and until Landlord has received the requisition in question, together with the certifications required by Paragraph (c) of this
Article 4.7, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant's plans.

         (ii) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have Landlord's Contribution paid to both Tenant and Tenant's contractor(s) and vendor(s) jointly.

         (iii) Tenant shall not be entitled to any portion of Landlord's Contribution, and Landlord shall have no obligation to pay Landlord's Contribution in respect of any requisition submitted after December 31, 2001.

         (e) Additional Costs. Landlord acknowledges that, pursuant to a Letter Agreement by and between Landlord and Tenant, dated as of May 25, 2000 (the "Letter Agreement"), a copy of which is attached hereto and made a part hereof as Exhibit 4-2, Tenant has agreed to pay to Landlord the Additional Costs (as defined in the Letter Agreement) incurred by Landlord. Landlord and Tenant hereby agree that: (i) Landlord shall have the right to apply Landlord's Contribution towards the Additional Costs (i.e. thereby reducing the amount of Landlord's Contribution which is available for other costs incurred by Tenant), and (ii) Tenant's obligation to pay the Additional Costs to Landlord if Tenant exercises its right to terminate the Lease pursuant to Article 4.4(a) shall be secured by the Security Deposit, as defined in Paragraph 1 of the Rider to the Lease. Landlord agrees that, upon execution and delivery of this Lease by Tenant, together with the Security Deposit required pursuant to Paragraph 1 of the Rider to this Lease, Landlord shall return to Tenant the $127,000 letter of credit delivered by Tenant to Landlord in connection with the Letter Agreement.

         (f) Landlord Default. If Landlord fails to pay all or any portion of Landlord's Contribution that Landlord is obligated to pay pursuant to the terms and provisions of this Article 4.7, then from and after the Rent Commencement Date, Tenant shall have the right, after giving Landlord thirty (30) days' prior written notice of such failure by Landlord, to offset against Yearly Rent the any unpaid portion of Landlord's Contribution which is properly payable by Landlord to Tenant.

         4.8 TENANTS DELAY - ADDITIONAL COSTS. If, as the result of any Tenant Delay Landlord incurs any additional cost to Landlord in connection with the completion of Landlord's Work, Tenant shall promptly pay such additional cost to Landlord to the extent arising from such Tenant Delay. For the purposes of the next preceding sentence, the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of performing Landlord's Work had there been no such Tenant Delay. Nothing contained in this Article 4.8 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Article 4.3.

         4.9   CONCLUSIVENESS OF LANDLORD'S PERFORMANCE.

         (a) Landlord Warranty. Landlord covenants to Tenant that, during the period expiring as of the Warranty Expiration Date, as hereinafter defined, all components of the Building other than components of Tenant Work will be free from defects in workmanship and materials, all of Landlord's Work shall have been performed in compliance with applicable laws, ordinances and regulations, and that Landlord shall, at Landlord's expense promptly upon written notice thereof, correct any defects in workmanship and materials. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 (and Tenant shall be deemed to have waived any claim which it has under the foregoing warranty) unless, not later than the date ("Warranty Expiration Date") eleven (11) months and two weeks from the Rent Commencement Date, Tenant shall have given written notice to Landlord specifying the respects in which Landlord has not performed any such obligation.

         (b) Notwithstanding the foregoing: (i) with respect to the Landlord's Necessary Work Necessary to Trigger Rent Commencement Date, the Warranty Expiration Date shall be eleven months and two weeks after the substantial completion of such portion of Landlord's Work, and (ii) with respect to Punch List Items which are not complete on the Rent Commencement Date, the Warranty Expiration Date shall be the date eleven (11) months and two weeks from the day such work is, IN FACT, completed.

         (c) If, after the Warranty Expiration Date, latent defects are discovered in any component of the Building (other than components of Tenant
Work), which component Tenant is required to maintain pursuant to the provisions of this Lease, Landlord shall assign to Tenant Landlord's rights against the applicable third party to the extent necessary to enable Tenant to assert its rights against such third party.

         (d) Nothing in this Article 4.9 shall relieve Landlord of its obligations under Article 8.3.

         4.10 TENANT PAYMENTS OF CONSTRUCTION COST. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Article 4.8 hereof) or in connection with any construction in the premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Rent Commencement Date.

         4.11 DISPUTES. Any disputes under this Article 4 shall be submitted to arbitration in accordance with Article 29.5.

5.       USE OF PREMISES

         5.1 PERMITTED USE. During the term hereof, Tenant may occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for the preparation of food. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers and so-called Dwyer refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

         5.2 PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (including, without limitation, any materials appliances or equipment used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises that are in effect as of the date of this Lease and of which Tenant has received notice prior to the execution of this Lease, including, without limitation, those covenants affecting the Franklin Industrial Park ("Park Covenants") and, subject to Article 23(h), any future rules and regulations which may be issued pursuant to the Park Covenants, (ii) for any unlawful purposes or in any unlawful manner; or (iii) which, in the reasonable judgment of Landlord shall in any way impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building; or premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the premises or other tenants or occupants of the Building. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury. Notwithstanding the foregoing terms of this Article 5.2, Tenant shall not be deemed to have suffered or permitted an act or omission: (x) which occurs outside of the Premises, unless such act or omission was by Tenant or those for whom Tenant is legally responsible, or (y) by Landlord or those for whom Landlord is legally responsible.

         5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Notwithstanding the foregoing, Landlord, and not Tenant, shall obtain all governmental approvals which are necessary for the performance of Landlord's Work. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements ("Laws") as they relate to Tenant's use or occupancy of the premises or the Building. Notwithstanding the foregoing, Tenant shall have the right to contest, in good faith, the validity and application in whole or in part, of any such Laws, provided that Tenant furnishes security which, in Landlord's reasonable judgment, is sufficient to cover any risk of delayed compliance to the operation, safety or value of the premises or the Building.

         5.4 LANDLORD'S RECAPTURE RIGHT UPON VACANCY. Notwithstanding anything to the contrary in the Lease contained, if, at any time after Tenant completes the Required Tenant Work, Tenant shall abandon or vacate the premises for a period of no less than one hundred eighty (180) days, then Landlord shall have the right to terminate this Lease upon written notice to Tenant. Such termination right shall not, however, be deemed to be a default by Tenant for the purposes of this Lease.

6.       RENT

         During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Rent Commencement Date as defined in Exhibit 1. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent on the execution of this Lease. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever, except as expressly permitted herein. Rental and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of three (3) percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.       RENTABLE AREA

         7.1 Total Rentable Area of the premises, the Building and the Complex have, as of the Execution Date, been agreed to be the amounts set forth on
Exhibit 1.

         7.2 Landlord and Tenant acknowledge the Total Rentable Area of the Premises, the Building and of the other buildings initially in the Complex have been determined by agreement, and that the figures set forth in Exhibit 1 shall be conclusive and binding on Landlord and Tenant with regard to the Complex.

8.       SERVICES AND UTILITIES

         Except as set forth in this Article 8, Landlord shall have no obligation to provide any services to the premises or the Complex. Any and all disputes arising under this Article 8 shall be subject to arbitration in accordance with Article 29.5, provided however, that Landlord shall have the right to perform or take any actions which Landlord is entitled to take under this Lease and that the only issues which may be submitted to arbitration are limited solely to Tenant's rent abatement and whether Tenant is obligated to pay for the cost of the actions so taken by Landlord.

         8.1   ELECTRIC CURRENT.

               (a) Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant. Tenant, at Tenant's cost, shall install an electric meter measuring the electric current consumed in the premises no later than the Rent Commencement Date. During the period between the Term Commencement Date -and the time that Tenant installs a separate meter, Tenant shall, as additional rent, reimburse Landlord for the cost of electric current consumed in the premises, within thirty (30) days of billing therefore, from time to time. Such cost shall be determined on the basis of the actual cost to Landlord of the electric current consumed in the premises, without mark-up. If, prior to the installation of a separate meter by Tenant, the meter measuring the electric current premises also serves other premises in which construction activity or occupancy is occurring, the cost for electric current measured by such meter shall be allocated based upon the relative floor areas served by such meter. Landlord shall provide a written accounting to Tenant of the electric charges billed to Tenant in respect of the period prior to meter installation.

               (b) As part of Tenant's Work; Tenant, at Tenant's expense, shall furnish and install in or near the premises any necessary metering equipment used in connection with measuring Tenant's consumption of electric current and Tenant, at Tenant's expense, shall maintain and keep in repair such metering equipment. Tenant shall have the right to use Landlord's Contribution to pay for the cost of installing any such equipment.

               (c) Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (ii) at Tenant's expense, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company.

               (d) If Tenant shall require electric current for use in the premises in excess of the electrical capacity at the Premises as set forth in this Article 8.1(d), and if in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements then, Landlord upon written request and at the sole cost and expense of Tenant, will either (x) furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor is or can be available to Landlord, or (y) grant easements for the benefit of utility companies in connection with providing additional electric service to the Building the location and terms of which shall be subject to Landlord's approval, not to be unreasonably withheld, provided that in each instance the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building. Landlord represents to Tenant that the electrical capacity available at the Premises as of the Rent Commencement Date is one thousand eight hundred (1800) amps.

               (e) Subject to Article 8.4, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

               (f) Tenant agrees that it will not (i) make any material alteration or material addition to the electrical equipment and/or appliances in the premises that could overburden the electrical capacity available at the premises, or (ii) install any additional wiring, conduits or feeders in either
(x) the common areas or (y) the exterior of the Building, without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

         8.2 UTILITIES. Tenant shall pay for all separately metered utilities, consumed in the Premises throughout the term of this Lease, including without limitation, sanitary, water, heat, and air conditioning, whenever the same are due and payable to any third party provider.

         8.3 REPAIRS. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, and other common facilities and systems of the Building, and the water systems serving the Building and the Premises, in good condition and repair. Landlord shall also maintain all common areas of the Complex, including all paved and landscaped areas, in good condition, and Landlord shall remove any snow and ice from the paved areas of the Complex as reasonably necessary.

         8.4   INTERRUPTION OR CURTAILMENT OF SERVICES.

         (a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend any utility services provided to the Building and/or premises. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, except as expressly provided herein, there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. Landlord shall, except in an emergency or accident, give Tenant reasonable advance notice of any interruption in Building services.

         (b) Notwithstanding anything to the contrary in this Lease contained, if the premises shall lack any service which Landlord is required to provide hereunder or electric service (thereby rendering the premises or a portion thereof untenantable) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected and if Tenant ceases to use the affected portion of the premises during the period of untenantability as the direct result of such lack of service, then, provided that Tenant ceases to use the affected portion of the premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.

         (c) For the purposes hereof, the "Landlord Service Interruption Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the premises, provided however, that the Landlord Service Interruption Cure Period shall be fifteen (15) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control.

         (d) The provisions of Paragraph (b) of this Article 8.4 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

         8.5 ENERGY CONSERVATION. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, provided however, that Landlord does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the premises below the level of energy or energy services then being provided in comparably aged industrial buildings with similar uses in the greater Franklin area, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

9.       ESCALATION

         9.1 DEFINITIONS. As used in this Article 9, the words and terms which follow mean and include the following:

         (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

         (b) "Tenant's Proportionate Complex Share" shall be the figure as determined in Exhibit 1.

         (c) "Tenant's Proportionate Building Share" shall be the figure as determined in Exhibit 1.

         (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property; governmental charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, "Taxes" shall not include any franchise, rental, transfer, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. "Taxes" shall also include expenses of tax abatement or other proceedings contesting assessments or levies. Notwithstanding anything to the contrary herein contained, Taxes shall in no event include any voluntary payments made by Landlord, or any penalties and interest accruing due to Landlord's failure to pay such Taxes when due (unless resulting from Tenant's late payment).

         (e) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

         (f)   "Operating Costs":

               (f1) Definition of Building Operating Costs. "Building Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, and maintenance of the Building, as determined under generally accepted accounting principles consistently applied including, without limitation, vehicular and pedestrian passageways related to the Building, related equipment, facilities and appurtenances.

               (f2) Definition of Complex Operating Costs. "Complex Operating Costs" shall mean all costs incurred and expenditures made by Landlord in the operation and management, repair and replacement, cleaning and maintenance of the Complex, as determined under generally accepted accounting principles consistently applied (except that the Annual Charge-Off with respect to capital expenditures shall be determined in accordance with Subparagraph (f5)). Any expenses incurred by Landlord that can be allocated on a building-by-building basis shall be so allocated in accordance with Subparagraph (f3). To the extent that a cost included in Complex Operating Costs is also allocable to property other than the Complex, such cost shall be equitably allocated to each parcel of property which benefits from such cost.

               (f3) The allocation of costs and expenditures among the various buildings in the Complex shall be on the basis of the ratio of the Total Rentable Area of each building in the Complex to the Total Rentable Area of the Complex, unless such allocation would result in a disproportionate charge based upon the relative usage of the service on which such cost is based, in which case such allocation shall be based upon such relative usage. Building Operating Costs and Complex Operating Costs shall include, without limitation, those categories of "Specifically Included Operating Costs", as set forth below, but shall not include "Excluded Costs", as hereinafter defined.

               (f4) Definition of Excluded Costs. "Excluded Costs" shall be defined as:

               (i)    Taxes
               (ii) Repairs or maintenance which are required due to the gross negligence or willful misconduct of the Landlord.
               (iii) The cost of making any repairs or alterations to the Building andlor the Complex which are required because of the failure of the Building and/or the Complex to comply with applicable laws, by-laws, ordinances, codes, rules, regulations, orders and other lawful requirements of governmental bodies having jurisdiction which are in effect as of the Term Commencement Date.
               (iv) Expenditures that are, under generally accepted accounting principles consistently applied, of a capital nature, except to the extent permitted pursuant to Article 9.l(f5).
               (v) Depreciation and amortization, except to the extent permitted pursuant to Article 9.l(f5).
               (vi) Increases in the casualty and liability insurance premium for the Building or the Complex due exclusively to the occupancy of another tenant or occupant in the Building or another part of the Complex or due to any unusual or extraordinary leasehold improvements solely for the benefit of another tenant or occupant in the Building or another part of the Complex (the parties hereby acknowledging that the determination of Landlord's insurance companies as to the reason for any increase in insurance premium charged by such insurance companies shall be conclusive and binding upon the parties).
               (vii) Any costs incurred to test, survey, clean-up, contain, abate, remove or otherwise remedy Hazardous Materials, as defined in Article 17.6, provided however that the provisions of this paragraph shall not apply to substances or materials: (i) which exist in the Complex as of the Execution Date, which is not considered, as a matter of law, to be a Hazardous Substance, as of the Execution Date, but which is subsequently determined to be a Hazardous Substance as a matter of law; or (ii) which is introduced to the Complex after the Execution Date, which is not considered, as a matter of law, to be a Hazardous Substance as of the time that such substance is introduced to the Complex, but which is subsequently determined to be a Hazardous Substance.
               (viii) Any costs, fees or expenses paid to an affiliate,
                      subsidiary or related company of the Landlord in excess
                      of that which would be paid to competitor contractors, servicemen, vendors or companies at arms length for comparable service of comparable quality to the comparable area.
               (ix) General overhead, salaries, and other administrative costs of Landlord's home office.
               (x) Interest on debt or amortization payments on any mortgage or mortgages (except to the extent that such payments are included in the Annual Charge-Off for a capital expenditures that is permitted to be included in Operating Costs, as provided in Article 9.1(f5)), mortgage charges and brokerage commissions.
               (xi) Repair or other work occasioned by: (i) fire, windstorm or other casualty, except to the extent that such cost is within the deductible carried by Landlord under its casualty insurance (which deductible shall not exceed
                      $25,000), or (ii) the exercise of eminent domain.
               (xii)  Leasing commissions, attorneys' fees, accountants' fees, architects' fees, costs and disbursements and other
                      expenses incurred in connection with negotiations or disputes with the Tenant, other tenants, other occupants, or prospective tenant or occupants or associated with the enforcement of any leases or defenses of the Landlord's title to or interest in the Complex or any part thereof.

               (xiii) Renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building or another part of the Complex.
               (xiv) Expenses in connection with services or other benefits of a type or to the extent not provided to the Tenant or the Premises but which are provided to another tenant or occupant.
               (xv) Penalties or damages incurred due to violation by the Landlord or any tenant of the terms and conditions of any lease.
               (xvi) All items and services for which Tenant or any other tenant or occupant in the Building or another part of the Complex is separately charged, reimburses the Landlord (other than through Operating Cost pass-through provisions similar to Article 9) or pays third persons or for which the Landlord is reimbursed by any other party, including, without limitation, amounts reimbursed under insurance policies and the net amount recovered by the Landlord under any warranties.
               (xvii) Any fines or penalties incurred due to the violations by the Landlord of any governmental rule or authority.
               (xviii)Any costs incurred by the Landlord in the event that the
                      Premises, the Building or the Complex does not comply with governmental rules in effect as of the Term Commencement Date.
               (xix) Costs of repairs or replacements which are made prior to the third anniversary of the Rent Commencement Date which are required because of defects in workmanship or materials provided by or for Landlord in connection with the initial construction of the Building (including Landlord's Work).
               (xx)   Advertising and promotional expenditures.
               (xxi) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord at the Complex.
               (xxii) Payments of fixed or percentage rent under any ground lease.
               (xxiii)Charitable or political contributions.

               (f5)   Capital Expenditures.

                      (i) CAPITAL EXPENDITURES. If, during the term of this Lease, Landlord makes any capital expenditures or acquires a capital item, whether new or a replacement of a capital item which was worn out, has become obsolete, etc. (collectively called "Capital Expenditures"), the total amount of which is not properly includible in Operating Costs for the Operating Year in which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the Annual Charge-Off (determined as hereinafter provided) of such capital expenditure. Notwithstanding the foregoing, with respect to such Capital Expenditure, the Annual Charge-Off of such Capital Expenditure, shall be included in Operating Costs, only:

                      (1) if the capital item being acquired is required by a change in law after the Rent Commencement Date;

                      (2) to the extent the capital item is reasonably projected to reduce Operating Costs, as and when such reductions are reasonably projected to occur; or

                      (3) in the case of a replacement, the Annual Charge-Off, (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the Annual Charge-Off of the capital expenditure for the item being replaced.

                      (ii) ANNUAL CHARGE-OFF. "Annual Charge-Off" shall be defined as the annual amount of principal and interest payments which would be required to repay a loan ("Capital Loan") in equal monthly installments of principal and interest over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.

                      (iii) USEFUL LIFE. "Useful Life" shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

                      (iv) CAPITAL INTEREST RATE. "Capital Interest Rate" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

               (f6) Specifically Included Categories of Operating Costs. Subject to the Excluded Costs definition, the qualifications on reimbursable Building Operating Costs and Complex Operating Costs set forth in Articles 9.1(f1), 9.1(f2) and 9.1(f3), and except as otherwise expressly excluded from the definition of Building Operating Costs and Complex Operating Costs pursuant to the provisions of this Lease, Building Operating Costs and Complex Operating Costs shall include, but not be limited to, the following, provided that if such costs are attributable to the Building and to other buildings in the Complex, then such costs shall be equitably apportioned among the Building and such other buildings in accordance with Article 9.1(f3), and if such costs are attributable to common areas of the Complex and to other property which is not part of the Complex, then such costs shall be equitably apportioned among the Complex and such other property.

                      Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, whose salaries are included in Operating Costs hereunder, but only to that extent. Taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1(d) shall not be included herein.

                      Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Building or the Complex, provided that wages and costs for employees who also work on other properties shall be allocated to the Complex based upon the proportion of their time spent working on the Complex and then allocated to the Premises or a square foot basis.

                      Management Fees not exceeding three and one-half (3 1/2%) of the gross income of the Complex during any Operating Year.

                      Cleaning, Snow and Ice Removal, and Landscaping: The cost of labor and materials for cleaning and maintaining the paved areas of the Complex, for maintaining any landscaping in the Complex, and for removing snow and ice from the paved areas and roofs of the Complex.

                      Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the common areas of the Building and/or Complex, but not including electric current which is paid for directly to the utility by the user/tenant in the premises and/or Complex.

                      Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be required by lending institutions on comparable first-class complexes in the Market Area, as defined in Paragraph 3 of the Rider to the Lease, and all other expenses customarily incurred in connection with the operation and maintenance of comparable first-class industrial complexes in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts.

         9.2   TENANT'S TAXES.

               (a) IN GENERAL. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Complex Share of Taxes incurred with respect to each Tax Period (referred to herein as "Tenant's Taxes"). Tenant's Taxes shall be due on the later to occur of (i) thirty (30) days after receipt of a bill from Landlord, or (ii) the date that is fifteen (15) days prior to the date interest or penalty would accrue to the assessing authority for nonpayment. In implementation and not in limitation of the foregoing, Tenant shall, commencing as of the Rent Commencement Date, remit to Landlord pro rata monthly installments on account of reasonably projected (as such projection may be changed from time to time by Landlord), Tenant's Taxes for Taxes due in the succeeding Tax Period as reasonably projected by Landlord on the basis of the most recent data available, including notices of proposed assessment. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tenant's Taxes for such Tax Period, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittance is less than the actual Tenant's Taxes for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days of the date Tenant is billed therefor.

               (b) EFFECT OF ABATEMENTS. Appropriate credit shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

               (c) EFFECT OF ASSESSMENT. Tenant shall not be responsible for any increase in Taxes which may result from or be attributable to any alteration, addition or improvement to the Complex in excess of the level of improvements reflected in the Premises as of the Term Commencement Date which is made by or for the account of a tenant of the Complex other than Tenant, but only as and to the extent that it is reasonably determinable from the records of the assessing authority that such increase in Taxes is based solely upon such alteration, addition or improvement. Without limiting the foregoing, for any Tax Period in which the assessing authority determines the assessed value of the Building and the land based upon an income approach, then the immediately preceding sentence shall not apply.

         9.3   TENANT'S OPERATING EXPENSES.

               (a) In General. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Building Share of Building Operating Costs incurred by Landlord in respect of any Operating Year and Tenant's Proportionate Complex Share of Complex Operating Costs incurred by Landlord in respect of any Operating Year, during the term of this Lease. The amounts payable by Tenant pursuant to this Article 9.2 are collectively referred to herein as "Tenant's Operating Expenses". Tenant's Operating Expenses shall be due within thirty (30) days after receipt of an invoice from Landlord. In implementation and not in limitation of the foregoing, Tenant shall, commencing as of the Rent Commencement Date, remit to Landlord pro rata monthly installments on account of projected Tenant's Operating Expenses, calculated by Landlord on the basis of the most recent Operating Cost data or budget available. Landlord shall, within one hundred twenty (120) days after the end of each Operating Year, deliver to Tenant a reasonably detailed line-item statement ("Operating Year End Statement") of the actual amount of Operating Costs for such Operating Year. If the total of such monthly remittances on account of any Operating Year is greater than the actual Tenant's Operating Expenses for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Tenant's Operating Expenses for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor. Landlord shall (or shall cause its managing agent to) maintain its books relating to Operating Expenses and retain all receipts, paid invoices and other supporting documentation reasonably necessary to evidence Operating Expenses for at least three (3) years after the expiration of the Operating Year in question.

               (b) TENANT'S AUDIT RIGHTS. Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant's cost and expense, to examine all documentation and calculations prepared in the determination of Operating
Expenses:

                   (1) Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

                   (2) Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant an Operating Year End Statement.

                   (3) Any request for examination in respect of any Operating Year may be made and completed no more than one hundred twenty (120) days after Landlord has given Tenant an Operating Year End Statement for such Operating Year, provided however, if such examination results in a determination that Tenant was overcharged with respect to an Operating Year, then Tenant shall have the right to review Landlord's books as to the erroneous items for the two (2) Operating Years immediately prior to the Operating Year in question, and if such examination results in a determination that Landlord committed a fraud with respect to an Operating Year then Tenant shall have the right to review Landlord's books for the three (3) Operating Years immediately prior to the Operating Year in question. If Tenant fails to submit to Landlord in writing any objections to Operating Costs with respect to any Operating Year within the foregoing time limits, Tenant shall be conclusively deemed to have accepted the amounts billed by Landlord to Tenant on account of such Operating Year.

                   (4) Such examination may be made first by Tenant and any employees of Tenant, and then, at Tenant's election, by an independent firm, provided that in no event shall the compensation payable by Tenant to such firm be on the basis of a contingent fee.

                   (5) As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord a confidentiality agreement in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Complex in connection with such examination, except as disclosure may be required by law.

         9.4 PART YEARS. If the Rent Commencement Date or the Termination Date occurs on a day other than the first day of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Taxes, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

         9.5 EFFECT OF TAKING. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, Tenant's Proportionate Complex Share and Tenant's Proportionate Building Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

         9.6 SURVIVAL. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.      CHANGES OR ALTERATIONS BY LANDLORD

         Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, or the Complex (including, without limitation, any driveways, sidewalks, parking areas, and other paved areas of the Complex) provided, however, that there be no material interference with Tenant's right of access to, or with Tenant's use and enjoyment of, the premises or (unless required by applicable law or taking) Tenant's appurtenant rights, including, without limitation, Tenant's Parking Rights. Notwithstanding the foregoing, Landlord shall not make any alteration, addition or improvement within the Premises that is not above the ceiling, behind the walls or below the floor unless either (i) Landlord obtains Tenant's prior written consent, which consent shall not be unreasonably withheld, or (ii) such work is required by law. Furthermore, in performing any such repair or alteration work, Landlord shall make reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises, which shall include, at a minimum, all reasonable efforts to avoid disruption to any utilities serving the Premises or interference with any other Building systems, and if, despite such reasonable efforts, any utility or other building system must be shut-down for any period of time, Landlord shall make reasonable efforts to provide Tenant with at least one (1) week prior written notice of such shut-down, except in an emergency. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building and the Complex. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no material interference with Tenant's right of access to, or with the use of the premises or Tenant's appurtenant rights (including, without limitation, Tenant's Parking Rights).

11.      FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

         Except as provided for in this Article 11 and in Article 12, all fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with

Articles 12 and/or 22 of the Lease. All electric, telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. All removable electric fixtures, carpets, drinking or tap water facilities, or furniture, or trade fixtures or business equipment, the Other Removable Property, as hereinafter defined (collectively, "Tenant's Trade Fixtures"), and Tenant's inventory and stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and will be removed by Tenant; however, the cost of repairing any damage to the premises or the Building arising from installation or such removal of any of the foregoing shall be paid by Tenant. For the purposes hereof, the "Other Removable Property" shall be defined as those items which Tenant identifies in writing at the time Tenant submits plans to Landlord, provided that Landlord approves such items. Such approval shall not be unreasonably withheld. In no event shall any air conditioning, heating or ventilating equipment serving the premises be deemed to be Other Removable Property.

12.      ALTERATIONS AND IMPROVEMENTS BY TENANT

         (a) Tenant shall make no alterations, decorations, installations, removals (other than Tenant's Trade Fixtures, which Tenant has the right to remove pursuant to Article 11), additions or improvements in or to the premises without Landlord's prior written consent and then only those made by contractors or mechanics approved by Landlord. Except for installation of conduit and wiring to serve Tenant's telecommunications needs (which may be only if Tenant has obtained Landlord's prior written consent), and except in connection with the initial Tenant Work described on Exhibit 4-I, Tenant shall have no right to make alterations, installations or removals outside of the premises. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) with respect to the Required Tenant Work and any future installations or work, the cost of which exceeds $250,000.00, Tenant has procured appropriate surety payment and performance bonds. Notwithstanding the foregoing, the provisions of clause (iii) of this Article 12 shall not apply if the aggregate net worth of the entity holding Tenant's interest and of any and all other parties responsible for all of the obligations and liabilities of Tenant hereunder (collectively "Responsible Parties") as of the time of the installation or work (as evidenced by financial statements, in form reasonably acceptable to Landlord and prepared and certified by an independent certified public account reasonably acceptable to Landlord) is at least One Hundred Million and 00/100 ($100,000,000) Dollars. Initially, the only Responsible Parties are Tenant and the Guarantor, SMTC Corporation. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

         (b) Landlords consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate.

         (c) If Tenant shall make any alterations, decorations, installations, removals, additions or improvements other than the Required Tenant Work (collectively "Alterations") then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to remove the Alterations and return the Premises in the condition required pursuant to
Article 22 of the lease. Landlord shall, if so requested by Tenant at the time that Tenant requests that Landlord gives its approval to any such Alterations, or at the time that Tenant gives written notice to Landlord of such Alterations, make such election.

         (d) Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the Premises made by or for the account of Tenant, but only as and to the extent it is reasonably determinable from the records of the assessing authority that such increase in Taxes is based solely upon such alteration, addition, or improvement.

         (e) Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord's consent, to make interior nonstructural decorations, alterations, additions, or improvements ("Permitted Alterations"), provided however, that:

               (i) Tenant shall give prior written notice to Landlord of such decorations, alterations, additions or improvements;

               (ii) Tenant shall submit to Landlord plans for such decorations, alterations, additions, or improvements if Tenant utilizes plans for such decorations, alterations, additions or improvements; and

               (iii) such decorations, alterations, additions or improvement shall not materially, adversely affect any of the Building's systems.

         Tenant may an engage a contractor to perform Permitted Alterations without obtaining Landlord's consent.

         (f) Any disputes arising under this Article 12 shall be submitted to arbitration in accordance with Article 29.5 of the Lease.

         (g) Notwithstanding any term or provision herein to the contrary, during the Term of this Lease, any improvements or alterations made by Tenant to the premises, excluding any Required Tenant Work (and any equipment substituted by Tenant in place of the Required Tenant Work) shall be deemed owned by Tenant. Landlord and Tenant acknowledge and agree that Tenant has a substantial economic interest in such improvements and alterations, and, Tenant shall, during the term of this Lease, have the exclusive insurable interest in such property.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE-COMPLIANCE WITH LAWS

         Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises--whether such work be done prior to or after the Term Commencement Date--Tenant will strictly observe the following covenants and agreements:

         (a) Tenant agrees that it will not, either directly or indirectly, use any contractors andlor materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof. -

         (b) In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Notwithstanding the foregoing, Tenant shall have the right to grant security interests or lease Tenant's Trade Fixtures and access agreements for the benefit of such lessor or secured party and Landlord shall, upon written request of Tenant, execute waivers of its interest in Tenant's Trade Fixtures in forms reasonably acceptable to Landlord, provided that such lessor or secured party agrees:

                   1. That it will repair any damage to the Building or the premises caused by the installation or removal of any such equipment or personal property;

                   2. That it will give Landlord not less than five (5) days advance written notice prior to making any entry into the premises;

                   3. That it will not hold any auction or foreclosure sale on the premises; and

                   4. That it will have the right to remove such equipment or property not later than the date that the term of this Lease expires or the date that is thirty (30) days after any earlier termination of the term of this Lease.

No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) with respect to the Required Tenant Work and any future installations or work, the cost of which exceeds $250,000.00, Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Notwithstanding the foregoing, the provisions of clause (ii) of this Article 13 shall not apply if the aggregate net worth of the entity holding Tenant's interest and all other Responsible Parties, as of the time of the installation or work (as evidenced by financial statements, in form reasonably acceptable to Landlord, and prepared and certified by an independent certified public account reasonably acceptable to Landlord) is at least One Hundred Million and 00/100 ($100,000,000) Dollars. Any mechanic's lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen
(15) days after rendition of a bill therefor.

         (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; and (iii) Rules and Regulations of Landlord.

         (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and, subject to the terms of Article 19, defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements,

Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.      REPAIRS BY TENANT-FLOOR LOAD

         14.1  REPAIRS BY TENANT.

         (a) From and after the Rent Commencement Date throughout the term of this Lease, Tenant shall keep all and singular the interior of the premises, as well as any installations by Tenant which are not within the interior of the premises, neat and clean and in such repair, order and condition as the same are in on the Rent Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof, damage by fire or by other casualty, repairs and replacements that are Landlord's responsibility hereunder, and damage caused by the negligence or willful misconduct of Landlord or those for whom Landlord is legally responsible, excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant. Subject to Articles 18 and 19 of this Lease, Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's, servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work; provided, however that Tenant shall not be obligated to make such repairs if the damage is covered by the terms of Article 19.

         (b) Subject to the terms of Articles 18 and 19, Tenant's maintenance and repair obligations shall include, without limitation, repairing, maintaining, and making replacements to items such as the following, but only to the extent the same are located within or exclusively serving the premises: floors (other than structural floors); walls (other than the exterior face or service corridor walls); ceiling; utility meters; pipes and conduits; fixtures; any loading dock servicing the premises (including any mechanical system pertinent to the drainage thereof); electrical, heating, ventilating and air-conditioning equipment and systems (whether such electrical, heating, ventilating and air-conditioning equipment and systems are located inside the premises or on the roof of the Building) which are installed by Tenant or which exclusively serve the premises; sprinkler equipment and other equipment within the premises; security grilles or similar enclosures; locks and closing devices; window sashes, casements and frames; glass; all installations made by Tenant pursuant to Articles 12 and 13, and doors and door frames.

         (c) Notwithstanding anything to the contrary herein contained, Tenant shall not be obligated to repair any damage to the premises due to (i) a failure of Landlord to perform its obligations pursuant to Article 8 of this Lease, or
(ii) the negligence or willful misconduct of Landlord or those for whom Landlord is legally responsible.

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

         (d) Throughout the term of this Lease, and without limiting any of the other provisions of this Article 14.1, Tenant shall enter into a maintenance contract approved by Landlord with a service provider approved by landlord for the maintenance and repair of the HVAC system servicing the premises. Landlord agrees that it will not unreasonably withhold or delay such approval.

         14.2 FLOOR LOAD--HEAVY MACHINERY. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right, on a reasonable basis, to prescribe the weight of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit for personal injury, and subject to Article 19, damage to property resulting from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant's responsibility. Landlord hereby represents that the floors of the premises are designed to carry a floor load of 4,000 pounds per square inch.

15.      INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

         15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located. Landlord agrees it shall exercise its right to increase Tenant's insurance limits no more often than one time every three years. Tenant may maintain the insurance required under this Article 15.1 pursuant to a blanket policy.

         15.2 CERTIFICATES OF INSURANCE. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, certificates of the policies provided for in Article 15.1 setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

         15.3 GENERAL. Subject to Article 19, Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from any of the following, provided that in each case Tenant has received prompt notice of any claim, and a reasonable opportunity to participate in the defense and settlement of any such claim:

         (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on or after the Rent Commencement Date on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by the negligence or willful misconduct of Landlord, or Landlord's agents, contractors or employees);

         (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building or the Complex (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Complex, the Building or the premises) caused by the use or occupancy of the Building or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the negligence or willful misconduct of Tenant, its agents, employees or contractors; and

         (c) On account of or based upon (including monies due on account of) any breach by Tenant of its obligations under the last two sentences of Article 13(b).

         (d)   Tenant's obligations under clauses (a) and (b) of this Article
15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

         15.4  PROPERTY OF TENANT.

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

         (a) In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord; unless, subject to Article 19 hereof, such damage or loss is due to the negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors, in which case Landlord shall bear such loss or damage.

         (b) Notwithstanding any terms or provision herein to the contrary, neither Landlord nor any mortgagee or ground lessor of Landlord, shall have any interest in the proceeds of insurance relating to Tenant Work.

         15.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence or willful misconduct of Landlord, or its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable .means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building; except as expressly provided herein.

         15.6  REPAIRS AND ALTERATIONS - NO DIMINUTION OF RENTAL VALUE.

         (a) Except as otherwise expressly provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

         (b) Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord's failure to make any repairs, alterations, or improvements required to be made by Landlord, any portion of the premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Yearly Rent, Operating Expense Excess and Tax Excess shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.

         (c) For the purposes hereof, the "Premises Untenantability Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the premises, provided however, that the Premises Untenantability Cure Period shall be fifteen (15) consecutive business days after Landlord's receipt of written notice from Tenant of such condition causing untenantability in the premises if either the condition was caused by causes beyond Landlord's control or Landlord is unable to cure such condition as the result of causes beyond Landlord's control.

         (d) The provisions of Paragraph (b) of this Article 15.6 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

         15.7 LANDLORD INDEMNITY OF TENANT. Landlord, subject to the limitations on Landlord's liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant from and against any and all claims, liabilities, penalties and costs and expenses (including reasonable attorneys' fees) asserted by or on behalf of any third party (i.e. any person, firm, corporation or public authority) based upon any injury to persons, or loss of or damage to property, sustained or occurring in the Complex to the extent arising from the negligence, or willful misconduct of Landlord or Landlord's agents, employees or contractors. The provisions of this
Article 157 shall survive any termination of the Lease.

16.      ASSIGNMENT, MORTGAGING AND SUBLETTING

         (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in
Exhibit 1, or be sublet, or offered or advertised for subletting, without obtaining Landlord's prior written consent, which consent may, except as set forth in this Article 16, be withheld in Landlord's sole discretion. The foregoing shall not prohibit Tenant's agents, employees, contractors, officers, directors and invitees from using the premises.

         (b) The assignment or transfer of this Lease, and the term and estate hereby granted, to any business entity ("Permitted Tenant Successor") into which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant's stock or assets, is permitted without Landlord's consent, provided that:

         (x) such Permitted Tenant Successor and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement ("Assumption Agreement") in form and substance reasonably satisfactory to Landlord whereby such Permitted Tenant Successor shall agree to be independently bound by and upon all the covenants, agreements, terms and provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby such Permitted Tenant Successor shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers, and

         (y) either:

               (i) such successor entity shall have a net worth (as evidenced by financial statements, in form reasonably acceptable to Landlord prepared and certified as accurate by an independent certified accounting firm reasonably acceptable to Landlord) at least equal to the lesser of (a) Tenant's net worth on the day prior to such merger, consolidation or sale, as the case may be or (ii) One Hundred Million Dollars and 00/100 ($100,000,000), or

               (ii) there is no default by Tenant in its obligations under the Lease, and Tenant delivers to Landlord the Security Deposit in the amount of Four Hundred Fifty Thousand ($450,000.00) Dollars and complying with the provisions of the Paragraph I of the Rider to the Lease. The requirement to deliver such Security Deposit may be satisfied by the Security Deposit then being held by Landlord in accordance with Paragraph I of the Rider to the Lease.

         (c) Tenant shall have the right to assign its interest in this Lease, and sublet the Premises or any portion thereof without Landlord's consent to an Affiliate of Tenant, as hereinafter defined. For the purposes hereof, an "Affiliate of Tenant" shall be defined as any entity which controls, is controlled by, or is under common control with, Tenant, so long as such entity remains in such relationship with Tenant. Tenant's right to assign its interest in this Lease to an Affiliate of Tenant shall be further conditioned upon such

Affiliate, prior to such assignment, executing and delivering to Landlord an Assumption Agreement, as defined in Article 16(b). No assignment or subletting or use of the premises by an Affiliate of Tenant shall affect the purpose for which the premises may b used as stated in Exhibit 1.

         (d)   Notwithstanding anything to the contrary in the Lease contained:

               (i) Prior to offering or advertising the premises, or any portion thereof for sublease or assignment to anyone other than a Permitted Tenant Successor or an Affiliate of Tenant, Tenant shall give Landlord a Recapture Offer, as hereinafter defined.

               (ii) For the purposes hereof a "Recapture Offer" shall be defined as a notice in writing from Tenant to Landlord which:

                      (w) States that Tenant desires to sublet the premises, or a portion thereof, or to assign its interest in this Lease.

                      (x) In the case of a sublease, identifies the affected portion of the premises ("Recapture Premises").

                      (y) In the case of a sublease, identifies the period of time ("Recapture Period") during which Tenant proposes to sublet the Recapture Premises.

                      (z) Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant's interest in the Lease or a subletting for the remainder of the term of the Lease) or to suspend the term of the Lease PRO TANTO in respect of the Recapture Period (i.e. the term of the Lease in respect of the Recapture Premises shall be terminated during the Recapture Period and Tenant's rental obligations shall be reduced in proportion to the ratio of the Total Rentable Area of the Recapture Premises to the Total Rentable Area of the premises then demised to Tenant).

               (iii) Landlord shall have thirty (30) days to accept a Recapture Offer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer, then Landlord agrees that it will not unreasonably withhold or delay its consent to a sublease of the Recapture Premises for the Recapture Period, or an assignment of Tenant's interest in the Lease, as the case may be, to a Qualified Transferee, as hereinafter defined.

               (iv) For the purposes hereof, a "Qualified Transferee" shall be defined as a person, firm or corporation which, in Landlord's reasonable opinion:

                      (x) is financially responsible (giving consideration to all of the terms and provisions of this Lease) and of good reputation;

                      (y) which will use the premises for any of the permitted uses specified in Exhibit 1; and

                      (z)   is not a Restricted Complex Occupant.

               (v) For the purposes hereof, a "Restricted Complex Occupant" shall be defined as any tenant or subtenant of Complex other than one who satisfies all three of the following criteria:

                      (x) Such Occupant desires to sublease the Recapture Premises for expansion purposes only; AND

                      (y) Such Occupant's occupancy of the Recapture Premises will not, either directly or indirectly, cause a vacancy in the premises which such occupant then occupies in the Complex; AND

                      (z) Such Occupant's need, as to the size of premises and length of term, cannot then (i.e., at the time that Tenant requests Landlord's consent to such Occupant) be satisfied by Landlord in the Complex.

               (vi) No subletting or assignment shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord's obligations under the Lease.

               (vii)  Notwithstanding anything to the contrary in this Paragraph
(d) contained:

                      (y) If Tenant is in default, beyond the expiration of all applicable notice, grace and cure periods, of its obligations under the Lease at the time that it makes the aforesaid offer to Landlord, such default shall be deemed to be a "reasonable" reason for Landlord withholding its consent to any proposed subletting or assignment; and

                      (z) If Tenant does not enter into a sublease with a subtenant (or an assignment to an assignee, as the case may be) approved by Landlord, as aforesaid, on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of said thirty (30) day period, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant's offer to terminate or suspend the Lease, then Landlord shall have the right arbitrarily to withhold its consent to any subletting or assignment proposed to be entered into by Tenant after the expiration of said one hundred eighty (180) day period unless Tenant again offers, in accordance with this Paragraph (d), either to terminate or to suspend the Lease in respect of the portion of the premises proposed to be sublet (or in respect of the entirety of the premises in the event of a proposed assignment, as the case may be). If Tenant shall make any subsequent offers to terminate or suspend the Lease pursuant to this Paragraph (d), any such subsequent offers shall be treated in all respects as if it is Tenant's first offer to suspend or terminate the Lease pursuant to this Paragraph (d), provided that the period of time Landlord shall have in which to accept or reject such subsequent offer shall be fifteen (15) days.

               (vii)  Notwithstanding anything to the contrary in this Paragraph
(d) contained, none of the terms or provisions of this Paragraph (d) shall apply to any assignment or sublease to an Affiliate of Tenant, or any assignment or transfer of this Lease to a Permitted Tenant Successor.

         (e) In the event of an assignment of this Lease or a sublease of the premises or any portion thereof to anyone other than a Permitted Tenant Successor or an Affiliate of Tenant, Tenant shall pay to Landlord fifty (50%) percent of any Net Sublease Profits (as defined below), payable in accordance with the following. In the case of an assignment of this Lease, "Net Sublease Profit": (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys' fees, construction costs and brokerage fees incurred by Tenant in order to effect such assignment (collectively, "Sublease Expenses"), and (2) shall be payable concurrently with the payment to be made by the assignee to Tenant but only to the extent actually paid by such assignee. In the case of a sublease, "Net Sublease Profit": (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges payable by the subtenant to Tenant under the sublease exceed the sum of the rent and other charges payable under this Lease for the premises or allocable to the sublet portion thereof, plus a monthly amount equal to the Sublease Expenses divided by the number of months in the term of the sublease, and (4) shall be payable on a monthly basis concurrently with the subtenant's payment of rent to Tenant under the sublease but only to the extent actually paid by such subtenant. -

         (f) The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

         (g) If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the premises may be used as stated in Exhibit I.

17.      MISCELLANEOUS COVENANTS

         Tenant covenants and agrees as follows:

         17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communication writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. All Rules and Regulations shall be of general applicability to, and non-discriminatorily applied against, all tenants in the Complex.

         17.2 ACCESS TO PREMISES - SHORING. Tenant shall; upon prior oral notice (except that no notice shall be required in emergency situations), (i) permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and (ii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof. The foregoing rights of access shall not be construed as granting Landlord or others the right to use conduit installed by Tenant, with Landlord's approval, at Tenant's expense. Except in an emergency, in exercising any rights of access under this Lease, including, without limitation such tights under
Article 10, Landlord shall provide Tenant with reasonable prior notice and the opportunity to have a representative of Tenant pursuant during such entry. If Landlord complies with its obligations under this Article 17.2, and Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's -property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises. If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent, subject, however, to the terms of this Lease.

         17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. From and after the Rent Commencement Date, Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the premises, of which Tenant has actual knowledge. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be, subject to Article 19, remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Subject to the terms of this Lease, Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

         17.4  SIGNS.

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

         (a) Tenant shall not place or authorize the placing of any signs, awnings, aerials, flagpoles or the like on or visible from any part of the exterior of the premises (or elsewhere in the Building or the Complex outside the interior of the premises) except for the signage described on Exhibit 5. Tenant's signs shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, and shall comply with all applicable law and shall comply with the Park Covenants. Tenant shall obtain all necessary governmental approvals prior to installing any such signage. No handwritten signs shall be approved. Tenant shall install Tenant's sign at the location designated by Landlord in writing. Tenant shall maintain all of its signage in good order and condition throughout the term of the Lease, and Tenant shall remove such signage upon termination of the term of the Lease and shall repair any damage to the Building caused by the installation or removal of such signage. Landlord may, without prior notice and at Tenant's sole cost and expense, remove any sign installed by or on behalf of Tenant which was not approved in advance in writing by Landlord. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design.

         (b) Neither Landlord's name, nor the name of the Building or any Center, Office Park or other Park of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

         17.5 ESTOPPEL CERTIFICATE. Each party (the "Responding Party") shall at any time and from time to time upon not less than ten (10) days' prior notice by the other party (the "Requesting Party"), execute, acknowledge and deliver to the Requesting Party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not the Responding Party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other fact as the Requesting Party may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of the Requesting Party therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such ten-(10)-day period.

         17.6  PROHIBITED MATERIALS AND PROPERTY.

         (a) Landlord represents and warrants that, except as set forth in the Phase I Environmental Site Assessment dated April, 1999, prepared by GZA GeoEnvironmental, Inc. and that certain Partial A-2 Response Action Outcome dated May 11, 1999, prepared by Response Environmental, Inc. (collectively, the "Environmental Reports"), Landlord is unaware of the existence of any Hazardous Material on the land or in the Building, including its interior, systems or structure (collectively, the "Property"). "Hazardous Material" shall mean: (i) asbestos or asbestos containing material, (ii) polychlorinated biphenyls, (iii) radiation and (iv) any material or substance, whether solid, gaseous or liquid, which may pose a present or potential hazard to human health or the environment when improperly disposed of, treated, stored, transported, or otherwise managed, including (a) oil (except for fuel properly stored and handled in the Building) or hazardous substances subject to Massachusetts General Laws Chapter 21E or the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC ss.9601, as amended, (b) hazardous waste identified in accordance with Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, and (c) hazardous waste, material or substance identified by any present regulation of any governmental authority regulating environmental or health, matters.

         (b) Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorneys' fees) arising from any breach of the representations and warranties set forth in
Article 17.6(a) and from claims, damages, losses or liabilities arising in the event that Landlord, Landlord's agents, employees or contractors release Hazardous Materials onto the Complex; provided however, the foregoing indemnity shall not apply to: (i) any material or substance which, as of the Execution Date, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law or (ii) Hazardous Material so determined after the later to occur of the Term Commencement Date or release of such Hazardous Material in or on the Complex. If Hazardous Materials are discovered in the Complex which were not introduced to the Complex by Tenant, or anyone for whom Tenant is responsible, Landlord shall remediate or remove such materials when and if required by applicable Laws.

         (c) Tenant, at its sole cost and expense, shall comply with all Laws applicable to, Tenant's activities on the premises concerning environmental matters, including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Materials within the premises or otherwise in the Building.

         (d) Tenant shall not cause or knowingly permit any Hazardous Material (so determined at the time of introduction or installation) to be brought upon, kept or used in or about the premises or otherwise in the Property by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord except for quantities of such Hazardous Materials used in Tenant's ordinary course of business, as further described on Exhibit 6 (if any) which may be introduced onto the Property without such consent, provided that such Hazardous Materials are managed and used in compliance with all applicable laws. Notwithstanding the foregoing, in the event that Tenant is in breach of any of its obligations under subparagraphs (c) or (d) hereof, Landlord shall have the right to revoke any consent which Landlord has granted to Tenant to allow bringing upon, keeping or using any Hazardous Material in or about the premises or the Property. If: (i) Tenant breaches the obligations stated in the preceding sentence, or (ii) the presence of Hazardous Material in the premises or otherwise on the Property caused by Tenant results in the contamination of the premises or the Property, or (iii) Tenant knowingly permits its agents, employees, contractors or invitees to introduce Hazardous Materials in the premises or otherwise on the Property so as to result in the contamination of the premises or the Property, then, and in any such instance, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the term as a result of such contamination.

         17.7  REQUIREMENTS OF LAW - FINES AND PENALTIES.

         (a) Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenants use or occupancy of the premises; provided however that Tenant shall have no obligation to make any alteration to the premises required by such laws, rules, orders or regulations unless such alteration is required as the result of Tenant's particular use of the Premises. Tenant shall reimburse and compensate Landlord for all damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

         (b) Landlord, subject to inclusion of the cost of compliance as Operating Costs in accordance with the provisions of Article 9.1(f) of this Lease, shall comply with (i) all Laws which relate to the structure of the Building, unless the need for such compliance arises from Tenant's particular use of the Premises, and (ii) all other Laws applicable to the operation of the Complex generally for warehouse and accessory office uses. Without limiting the foregoing, if the Complex does not comply with any Laws or any of the Protective Covenants which are in effect as of the Term Commencement Date and such Laws or Protective Covenants relate to any portion of the Complex other than the Premises, Landlord shall, without charge to Tenant, and without inclusion of the cost of such work in Operating Costs, be responsible for making any alterations or improvements which maybe required in order to bring such portion of the Complex into compliance with such Laws and Protective Covenants.

         17.8 TENANT'S ACTS - EFFECT ON INSURANCE. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder; provided however, that Tenant shall have no obligation to make any alteration to the premises required by such laws, rules, orders or regulations unless such alteration is required as the result of Tenant's particular use of the Premises. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

         17.9 MISCELLANEOUS. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any of its employees, contractors, business invitees or visitors to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.      DAMAGE BY FIRE, ETC.

         18.1 CASUALTY INSURANCE. During the entire term of this Lease, and adjusting Insurance coverages to reflect current values from time to time:--(i) Landlord shall keep the Building (including the Required Tenant Work, but excluding any other work, installations, improvements and betterments in the premises installed by or on behalf of Tenant, [called "Over-Building-Standard Property"] and any other property installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance with coverage against vandalism and malicious mischief, in an amount equal to one hundred percent (100%) replacement cost value above foundation walls; and (ii) Tenant shall keep the Over-Building-Standard Property insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value. In the event that the premium for Landlord's casualty insurance on the Building increases as a result of Landlord's obtaining insurance for the Required Tenant Work, the Tenant shall reimburse Landlord for the amount of such increase within thirty
(30) days of billing therefor, which billing shall be accompanied by an itemized invoice from Landlord's insurance company setting forth the amount of insurance exclusively attributable to the Required Tenant Work. Tenant shall not be required to name Landlord as an additional insured party with respect to the Over-Building-Standard

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

Property. The proceeds of all insurance covering the Required Tenant Work shall be paid to Landlord, Tenant hereby acknowledging that it has no interest in any proceeds of Landlord's Building insurance or in Landlord's insurance on the Required Tenant Work. The proceeds of all insurance covering the Over-Building-Standard Property shall be used only for the replacement or restoration of such Over-Building Standard Property, unless this Lease is terminated pursuant to this Article 18; in which case any proceeds payable in respect of the Over-Building Standard Property shall belong exclusively to Tenant.

         18.2 REPAIR OF DAMAGE CAUSED BY CASUALTY. If any portion of the premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part; provided, however, that Landlord shall use reasonable efforts to cause its mortgagee to make sufficient proceeds available to Landlord to repair any damage or destruction to the Premises or the Building) to repair or cause to be repaired such damage, provided, however, in respect of any Over-Building Standard Property as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the premises, that such repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense (Landlord hereby agreeing that, in such event, the amount chargeable to Tenant shall be based upon a competitive cost for the work performed); in all other respects, all repairs to and replacements of Tenant's property and Over-Building-Standard Property shall be made by and at the expense of Tenant, but only to the extent of insurance proceeds made available to Tenant. In any event, Landlord shall have no responsibility to repair or replace any aspect of Tenant's Work. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

         18.3 LANDLORD'S TERMINATION RIGHTS. If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last eighteen (18) months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's bona-fide business judgment be required, then and in either of such events, this Lease and the term hereof maybe terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant, unless the Termination Date occurs prior to the expiration of such thirty (30) day period, in which cause the effective termination date shall be the Termination Date. Notwithstanding the foregoing, if, at the time that Tenant receives Landlord's termination notice based upon clause (i) of this Article 18.3, Tenant's extension option has not lapsed unexercised, then Tenant shall have the right to render Landlord's termination notice pursuant to said clause
(i) void and without force or effect by giving written notice to Landlord, on or before the date thirty (30) days after the date that Tenant receives Landlord's termination notice, properly exercising such extension option.

         18.4  TENANT'S TERMINATION RIGHTS.

         If all or any portion of the Premises is damaged by fire or other casualty to such an extent that the operation of Tenant's business in the Premises in the normal course is materially adversely affected, the following shall apply:

         (a) Landlord shall advise Tenant in writing ("Casualty Notice"), on or before the date sixty (60) days after such fire or other casualty as to: (i) whether there will be sufficient insurance proceeds available to Landlord to complete Landlord's restoration work in accordance with this Article 18, and
(ii) Landlord's estimate of the period ("Estimated Restoration Period") when Landlord will complete such restoration. Landlord's estimate of the Estimated Restoration Period shall be based upon the estimate of a reputable engineering firm.

         (b) If Landlord advises Tenant that there will be insufficient insurance proceeds available to Landlord to permit Landlord to complete Landlord's restoration work, or if the Estimated Restoration Period is longer than two hundred seventy (270) days after the date of such casualty (except that if the casualty occurs during the last year of the term of the Lease, said two hundred seventy day period shall be ninety (90) days), then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within fifteen days of its receipt of the Casualty Notice.

         (c) If Landlord shall fail to substantially complete the restoration work on or before the date (the "Restoration Deadline Date") which is the later of: (i) the date two

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

hundred seventy (270) days after the date of such fire or other casualty (except that if the casualty occurs during the last year of the term of the Lease, said two hundred seventy (270) day period shall be ninety (90) days), or (ii) the Estimated Restoration Period, Tenant may terminate this Lease by giving Landlord written notice as follows:

         (a)   Said notice shall be given after the Restoration Deadline Date.

         (b) Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

         (c)   If the restoration work is substantially complete within thirty
(30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, said notice shall have no further force and effect.

         (d) If the restoration work is not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant's contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

         Notwithstanding the foregoing, the Restoration Deadline Date shall be extended by the length of any delays in Landlord's restoration work arising from the fault of Tenant and by the length of any other delays arising from any other causes beyond Landlord's control, provided however, that financial inability shall not constitute a cause beyond Landlord's reasonable control and the Restoration Deadline Date shall not be extended more than ninety days as the result of causes beyond Landlord's control other than the fault of Tenant.

         18.5 GENERAL PROVISIONS RELATING TO ANY CASUALTY TERMINATION. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in
Exhibit 1 and Rent and other charges payable under this Lease shall be apportioned as of such date; and if the Premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage Rent and other charges under this Lease for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated.

19.      WAIVER OF SUBROGATION

         (a) In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the greater of (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, or (ii) the amount of any loss,

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

cost, damage, liability or expense caused by a peril which could be covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Landlord.

         (b) In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof the greater of (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable or (ii) the amount of any loss, cost, damage, liability or expense caused by a peril which could be covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

         (c) The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.      CONDEMNATION - EMINENT DOMAIN

         (a) In the event that the premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, so that, in Landlord's bona fide business judgment, the continued operation of the Complex shall be rendered uneconomic or non-operational, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. Notwithstanding the foregoing, it shall be a condition to Landlord's right to terminate the term of the Lease pursuant to this Article 20 that Landlord shall terminate the leases of all other tenants in the Building.

         (b) In the event that either (i) more than 25% of the parking spaces in the Complex or (ii) a substantial part of the Premises or of the means of access thereto, shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation, provided however, that if Tenant's termination exercise is based upon a loss of parking or access, Landlord may render such termination exercise void by providing to Tenant, within said sixty
(60) day period, reasonably equivalent substitute parking areas within a reasonable distance of the Building and/or reasonable substitute access, as the case may be.

         (c) Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be adjusted as in Exhibit 5 provided, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.

         (d) Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request.

         (e) In the event of any taking of the premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

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

21.      DEFAULT

         21.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are, upon the condition that if (a) subject to
Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within ninety (90) days thereafter; or (e) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within ninety (90) days; or (f) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within ninety (90) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (g) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof-- then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in
Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

         21.2  INTENTIONALLY OMITTED.

         21.3 DAMAGES - TERMINATION. Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise

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

provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

                      (x) the amount (discounted to present value) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below),
(i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in
Exhibit I exceeds (ii) the aggregate projected rental value of the premises for such period;

         or:

                      (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord with respect to the period on which the judgment obtained by Landlord in such suit is based. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

         Landlord agrees to use reasonable efforts to relet the premises after Tenant vacates the premises in the event that the Lease is terminated based upon a default by Tenant hereunder. Marketing of Tenant's premises in a manner similar to the manner in which Landlord markets other premises within Landlord's control in the Complex shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts." In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the premises until Landlord obtains full and complete possession of the premises including, without limitation, the final and unappealable legal right to relet the premises free of any claim of Tenant, (ii) relet the premises before leasing other

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

vacant space in the Complex, (iii) lease the premises for a rental less than the current fair market rental then prevailing for similar space in the Complex, or
(iv) enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate its business in the premises.

         In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

         Suit or suits for the recovery of such damages, or any installments thereof; may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         21.4  FEES AND EXPENSES.

         (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may, subject to Article 21.7, except that no notice shall be required in an emergency, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

         (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant. Tenant shall not be obligated to make any payment to Landlord of any attorneys' fees incurred by Landlord unless judgment is entered (final, and beyond appeal) in favor of Landlord in the lawsuit relating to such fees. Landlord shall pay, upon demand by Tenant, reasonable attorneys' fees incurred by Tenant in connection with any lawsuit between Landlord and Tenant where judgment is entered (final, and beyond appeal) in favor of Tenant.

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

         21.5 WAIVER OF REDEMPTION. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

         21.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. In addition to the remedies specifically provided to Tenant hereunder for the breach of any obligation by Landlord, Tenant may invoke the remedy of specific performance.

         21.7 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Tenant shall not be deemed to be in default of its obligations under this Lease unless Tenant fails to cure a breach by Tenant in its obligations within the following cure periods: (a) for breach by Tenant in the payment when due of any sum of money, if Tenant shall cure such breach within five (5) business days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such breach in the payment of money shall be curable if on two (2) prior occasions in the same twelve (12) month period there had been a breach in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for breach by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such breach within a period of thirty (30) days after written notice thereof given by Landlord to Tenant, or within such additional period as may reasonably be required to cure such breach if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the breach is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such breach unless, not more than thirty (30) days after the receipt of the notice of breach, Tenant in writing
(i) shall specify the cause on account of which the breach cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the breach and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such breach and, (2) that no notice of the opportunity to cure a non-monetary breach need be given, and no grace period whatsoever shall be allowed to Tenant, if the breach is incurable.

               Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22.      END OF TERM - ABANDONED PROPERTY

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

         (a) Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and, subject to Article 11, all alterations and additions thereto, in the condition in which Tenant is required to repair and maintain the Premises pursuant to
Article 14. Subject to Article 12, Tenant shall remove all of its property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the premises, and shall repair any damages to the premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

         (b) Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and, subject to Article 13(b), any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

         (c) If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the premises or the fair market rental value of the premises for such period, whichever is greater. In addition, if such holdover continues for ten (10) days or more following the date Tenant receives written notice ("New Lease Notice") from Landlord that it has entered, or is negotiating to enter, into a lease or leases with new tenants for the premises or any portion thereof to commence at any time following such 10-day period, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost or damages (including, without limitation reasonable attorneys' fees) which Landlord may actually suffer under, as a result of or in connection with, the lease or proposed lease

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

described in the New Lease Notice on account of Tenant's holdover. Landlord agrees that it shall not give Tenant a New Lease Notice on or before the date six (6) months prior to the expiration, or prior termination, of the term of the Lease.

23.      SUBORDINATION

         (a) Subject to the terms of this Article 23 and subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may reasonably request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee, with such commercially reasonable modifications Tenant may request ("Nondisturbance Agreement") that, (i) as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant's possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be, and (ii) such mortgagee, ground lessor or trustee agrees that in no event shall either Landlord or such mortgagee, ground lessor or trustee have any interest in the proceeds of insurance relating to either Tenant Work (other than Landlord's Portion of Tenant's Insurance, if any, as provided in Article 15.4), or any of Tenant's Trade Fixtures.

         (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground

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

lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor shall succeed to the interest of Landlord under, and be bound by the terms of, this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; provided however, that nothing herein shall be deemed to be a waiver of Tenant's rights or remedies in the event such act or omission is of a continuing nature, such as for example, Landlord's failure to fulfill a repair obligation and such default is not cured by such successor after such successor acquires the Property (however, no ground lessor, mortgagee, or successor shall be liable for any tort claims which Tenant may have against Landlord); (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord, except for any offset expressly permitted pursuant to the provisions of the Lease; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease in any material respect, or by any previous payment of Yearly Rent for a period greater than one
(1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall, subject to receipt of a Nondisturbance Agreement as aforesaid, attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

         (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

         (e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, in the following circumstances:

               (i) Landlord, such mortgagee, or ground lessor ("Requesting Party") shall have given Tenant a written request ("First Request") therefore, stating that if Tenant does not timely execute and deliver such certificate or instrument, the Requesting Party may act as Tenant's attorney-in-fact in accordance with this Article 23(e), together with a Nondisturbance Agreement, as defined in Article 23, executed on behalf of the mortgagee, ground lessor, or trustee in question;

               (ii) Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the First Request;

               (iii) The Requesting Party shall, after the expiration of such ten (10) day period, have given Tenant another request ("Second Request") therefor, stating that Tenant has failed timely to respond to the First Request for such certificate or instrument and that if Tenant does not execute and deliver such certificate or instrument within ten (10) days of the Second Request, the Requesting Party may act as Tenant's attorney-in-fact in accordance with this Article 23(e); and

               (iv) Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the Second Request.

         (f)   Notwithstanding anything to the contrary contained in this
Article 23, if all or part of Landlord's estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and
(ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

         (g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

         (h) Landlord covenants and agrees not to consent to any rights, easements, or restrictions or reservations with respect to the Complex that are inconsistent with any of Tenant's rights under this Lease, including, without limitation, Tenant's Parking Rights.

24.      QUIET ENJOYMENT

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

         Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

         Landlord warrants that: (a) Landlord holds the fee interest in the Complex, (b) Landlord has the authority to enter into this Lease with Tenant; and (c) the execution of this Lease does not conflict with any agreements to which Landlord is a party, or, to the best of Landlord's knowledge, to which Landlord is subject.

         Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments. Upon any such demand, Landlord shall notify Tenant and shall make reasonable efforts to afford Tenant an opportunity to make a representative of Tenant available at the Premises.

25.      ENTIRE AGREEMENT -- WAIVER -- SURRENDER

         25.1 ENTIRE AGREEMENT. This Lease and the Exhibits and Rider made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         25.2 WAIVER BY LANDLORD. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         25.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26.      INABILITY TO PERFORM - EXCULPATORY CLAUSE

         (a) Except as expressly provided in this Lease, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. Financial inability shall not be considered a cause beyond Landlord's reasonable control excusing Landlord's performance hereunder. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

         (b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in

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

the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid.

         (c) In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant.

         (d) Except as set forth in this Article 26(d), Tenant shall not be liable to Landlord for indirect or consequential damages. Notwithstanding the foregoing, in the event that Tenant is required to indemnify Landlord against the claim of a third party pursuant to Article 15.3, and if such third party recovers a judgment against Landlord for indirect or consequential damages based upon the negligence or willful misconduct of Tenant, its contractors, agents or employees, Tenant shall be liable for such indirect or consequential damages suffered by such third party. The foregoing shall not limit Landlord's right to recover damages in accordance with Article 21.3 (x) or (y) or to recover damages in accordance with the last paragraph of Article 22 as the result of a holdover by Tenant in the premises beyond the term of the Lease.

         (e) If by reason of Landlord's failure to timely to complete Landlord's Work, Tenant's sole and exclusive remedy shall be as set forth in
Article 4.4.

27.      BILLS AND NOTICES

         Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either (i) delivered or served personally, (ii) sent by recognized overnight courier service, or mailed in a postpaid envelope deposited in the United States mail addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address, or (iii) by facsimile transmission by machine providing

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

confirmation of delivery provided that the writing is also transmitted on the same day by the method specified in (ii) above; provided, however, that in the case of (i) and (ii), where a time period hereunder commences upon the giving of notice, such notice shall be deemed given when postal records indicate delivery was either made or first attempted. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

         If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

         All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty
(30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.      PARTIES BOUND -- SEIZING OF TITLE

         The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof

         If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part, Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord thereafter to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.      MISCELLANEOUS

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

         29.1 SEPARABILITY. If any Provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

         29.2 CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

         29.3  BROKER

         (a) Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building or the Complex (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the Premises or other space to let in the Building, etc. by anyone other than the brokers, persons, or firms designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising in breach of the representation and warranty set forth in the immediately preceding sentence.

         (b) Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1. Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1. Landlord agrees to defend, exonerate, save harmless, and indemnify Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

         29.4 MODIFICATIONS. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights and interests hereunder.

         29.5 ARBITRATION. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to

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

the said Association's office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

         29.6 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any application local municipal rules, regulations, by-laws, ordinances and the like.

         29.7 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

         (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

         (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease or the taking of possession of the demised premises by such mortgagee or ground lessor.

         29.8 REPRESENTATION OF AUTHORITY. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

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

         29.9 EXPENSES INCURRED BY LANDLORD UPON TENANT REQUESTS. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the premises, requests by Tenant to sublet the premises or assign its interest in the lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

         29.10 SURVIVAL. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant's obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

         29.11 TENANT'S RIGHT TO CONTEST. Notwithstanding any term of provision herein to the contrary, in any instance that Tenant is required hereunder to comply with any law, by-law, ordinance, code, rule, regulation, order or other lawful requirement of any governmental body having jurisdiction, Tenant shall have the right to defer such compliance while contesting the same in good faith, provided that such contest is made in a lawful manner, with sufficient security provided, in Landlord's reasonable opinion, to avoid any damage or loss which Landlord may suffer.

         29.12 RECORDATION. Tenant shall not record this Lease. Either Landlord or Tenant may require that a notice of lease, in form and substance as may be required by law and otherwise reasonably acceptable to Landlord and Tenant, be executed, acknowledged, and delivered by both parties and recorded. The party requesting or requiring such recording shall pay all recording feed in connection therewith.

         29.13 EXHIBITS. The Exhibits and Rider to Lease attached hereto are incorporated by reference herein and area part hereof.

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

IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                                 TENANT:
LINCOLN-FRANKLIN, LLC                     SMTC MANUFACTURING
                                          CORPORATION OF
                                          MASSACHUSETTS

By:   Lincoln Investors Group 2, Inc.
Its:  Managing Member

By:   /s/ WILLIAM M. HICKEY               By:   /s/ THOMAS HARRINGTON
          -----------------------               -----------------------
Name: William M. Hickey                   Name: Thomas Harrington
Its:  Vice President                      Its:  President
      Hereunto Duly Authorized                  Hereunto Duly Authorized

         IF TENANT IS A CORPORATION, A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

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

COMMONWEALTH, DISTRICT OR
STATE OF MASSACHUSETTS

COUNTY OF MIDDLESEX

         On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenant.

                                    /s/ [SIGNATURE APPEARS HERE]
                                        ------------------------
                                        Notary Public
                                        My Commission Expires: May 31, 2007
                                                               ------------


COMMONWEALTH OF VIRGINIA

COUNTY OF ARLINGTON

         On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

                                    /s/ LISA J. BELLE
                                        -----------------------
                                        Notary Public
                                        My Commission Expires: July 31, 2001
                                                               -------------

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